Exhibit 21

Entity Name	Jurisdiction of Formation
Al Waha Petrochemical Company	Saudi Arabia
Basell (Thailand) Holdings B.V.	Netherlands
Basell Advanced Polyolefins (Dalian) Co. Ltd.	China
Basell Advanced Polyolefins (Suzhou) Co. Ltd.	China
Basell Advanced Polyolefins (Thailand) Company Ltd.	Thailand
Basell Arabie Investissements SAS	France
Basell Asia Pacific Limited	China
Basell Bayreuth Chemie GmbH	Germany
Basell Benelux B.V.	Netherlands
Basell Canada Inc.	Canada
Basell Chemie Köln GmbH	Germany
Basell Deutschland GmbH	Germany
Basell Europe Holdings B.V.	Netherlands
Basell France S.A.S.	France
Basell Germany Holdings GmbH	Germany
Basell Holdings Middle East GmbH	Germany
Basell Ibérica Poliolefinas Holdings S.L.	Spain
Basell International Holdings B.V.	Netherlands
Basell International Trading FZE	United Arab Emirates
Basell Italia S.r.l	Italy
Basell Mexico, S. de R.L. de C.V.	Mexico
Basell Moyen Orient Investissements SAS	France
Basell North America Inc.	United States
Basell Orlen Polyolefins Sp. Z.o.o.	Poland
Basell Orlen Polyolefins Sprzedaz Sp. Z.o.o.	Poland
Basell Poliolefinas Comercial Espagnola S.L.	Spain
Basell Poliolefinas Iberica S.L.	Spain
Basell Poliolefinas Ltda.	Brazil
Basell Poliolefinas, S. de R.L. de C.V.	Mexico
Basell Poliolefine Italia S.r.l.	Italy
Basell Polyolefin Istanbul Ticaret Limited Sirketi	Turkey
Basell Polyolefine GmbH	Germany
Basell Polyolefines France S.A.S.	France
Basell Polyolefins Company BVBA	Belgium
Basell Polyolefins India Private Limited	India
Basell Polyolefins Korea Ltd.	Korea, Republic Of
Basell Polyolefins UK Limited	United Kingdom
Basell Sales & Marketing Company B.V.	Netherlands
Basell Service Company B.V.	Netherlands
Basell Slovakia s.r.o.	Slovakia (Slovak Republic)

Entity Name	Jurisdiction of Formation
Basell Trading (Shanghai) Co. Ltd.	China
Basell UK Holdings Limited	United Kingdom
Basell UK Ltd.	United Kingdom
BKV Beteiligungs- und Kunststoffverwertungs-gesellschaft mbH	Germany
Brindisi Servizi Generali S.c.a.r.l.	Italy
Compagnie de Distribution des Hydrocarbures SAS	France
Compagnie Petrochimique de Berre SAS	France
Complejo Industrial Taqsa A.I.E.	Spain
EPS Ethylen-Pipeline-Süd Geschäftsführungs GmbH	Germany
EPS Ethylen-Pipeline-Süd GmbH & Co. KG	Germany
Equistar Bayport, LLC	United States
Equistar Chemicals, LP	United States
Equistar GP, LLC	United States
Equistar LP, LLC	United States
Equistar Mont Belvieu Corporation	United States
Equistar Olefins G.P., LLC	United States
Equistar Olefins Offtake G.P., LLC	United States
Equistar Olefins Offtake LP	United States
Geosel Manosque S.A.S.	France
GuangZhou Basell Advanced Polyolefins Co., Ltd.	China
Hisane A.I.E.	Spain
HMC Polymers Company Limited	Thailand
Houston Refining LP	United States
I.F.M. S.c.a.r.l.	Italy
Indelpro, S.A. de C.V.	Mexico
Industriepark Münchsmünster GmbH & Co. KG	Germany
Industriepark Münchsmünster Verwaltungsgesellschaft mbH	Germany
Infraserv GmbH & Co Knapsack KG	Germany
Infraserv GmbH & Co. Höchst KG	Germany
La Porte Methanol Company, L.P.	United States
Limited Liability Company “LyondellBasell Polyolefins”	Russian Federation
LYB (Barbados) SRL	Barbados
LYB Americas Finance Company LLC	United States
LYB Americas Finance Holdings B.V.	Netherlands
LYB Bermuda Ltd.	Bermuda
LYB DISC Inc.	United States
LYB Equistar Holdings LLC	United States
LYB Finance Company B.V.	Netherlands
LYB Financial Services LP	United States
LYB International Finance B.V.	Netherlands
LYB International Finance II B.V.	Netherlands
LYB International Finance III, LLC	United States

Entity Name	Jurisdiction of Formation
LYB Ireland 2 Limited	Ireland
LYB Ireland Limited	Ireland
LYB Luxembourg II S.à .r.l.	Luxembourg
LYB Luxembourg III S.à r.l.	Luxembourg
LYB Luxembourg S.à r.l.	Luxembourg
LYB Receivables LLC	United States
LYB Trading Company B.V.	Netherlands
LYB Treasury Services Ltd.	United Kingdom
Lyondell Asia Holdings Limited	China
Lyondell Asia Pacific, Ltd.	United States
Lyondell Centennial Corp.	United States
Lyondell Chemical Company	United States
Lyondell Chemical Espana Co.	United States
Lyondell Chemical Europe, Inc.	United States
Lyondell Chemical International Company	United States
Lyondell Chemical Overseas Services, Inc.	United States
Lyondell Chemical Pan America, Inc.	United States
Lyondell Chemical Products Europe LLC	United States
Lyondell Chemical Properties, L.P.	United States
Lyondell Chemical Technology 1 Inc.	United States
Lyondell Chemical Technology Management, Inc.	United States
Lyondell Chemical Technology, L.P.	United States
Lyondell Chemie (PO-11) B.V.	Netherlands
Lyondell Chemie (POSM) B.V.	Netherlands
Lyondell Chemie Nederland B.V.	Netherlands
Lyondell Chimie France LLC	United States
Lyondell Chimie France SAS	France
Lyondell China Holdings Limited	China
Lyondell Europe Holdings Inc.	United States
Lyondell France Holdings SAS	France
Lyondell Greater China Holdings Limited	China
Lyondell Greater China Trading Limited	China
Lyondell Greater China, Ltd.	United States
Lyondell Japan, Inc.	Japan
Lyondell PO-11 C.V.	Netherlands
Lyondell POJVGP, LLC	United States
Lyondell POJVLP, LLC	United States
Lyondell POTechGP, Inc.	United States
Lyondell POTechLP, Inc.	United States
Lyondell Refining Company LLC	United States
Lyondell Refining I LLC	United States
Lyondell South Asia Pte Ltd	Singapore

Entity Name	Jurisdiction of Formation
LyondellBasell Acetyls Holdco, LLC	United States
LyondellBasell Acetyls, LLC	United States
LyondellBasell Advanced Polyolefins Mexico, S.A. de C.V.	Mexico
LyondellBasell Australia (Holdings) Pty Ltd	Australia
LyondellBasell Australia Pty Ltd	Australia
LyondellBasell Brasil Ltda.	Brazil
LyondellBasell China Holdings B.V.	Netherlands
LyondellBasell Covestro Manufacturing Maasvlakte V.O.F.	Netherlands
LyondellBasell Disaster Relief Fund	United States
LyondellBasell F&F Holdco, LLC	United States
LyondellBasell Finance Company	United States
LyondellBasell Holdings France SAS	France
LyondellBasell Industries Holdings B.V.	Netherlands
LyondellBasell Industries N.V.	Netherlands
LyondellBasell Investment LLC	United States
LyondellBasell Malaysia Sdn. Bhd.	Malaysia
LyondellBasell Methanol GP, Inc.	United States
LyondellBasell Methanol LP, Inc.	United States
LyondellBasell Polyolefin (Shanghai) Co., Ltd.	China
LyondellBasell Refining Holdco LLC	United States
LyondellBasell Services France S.A.S.	France
LyondellBasell Subholdings B.V.	Netherlands
LyondellBasell Syrma SAS	France
LyondellBasell Transportation Company, LLC	United States
Ningbo ZRCC Lyondell Chemical Co. Ltd.	China
Ningbo ZRCC Lyondell Chemical Marketing Co. Ltd.	China
NOC Asia Limited	China
OE Insurance Ltd	Bermuda
Oil Casualty Insurance, Ltd.	Bermuda
Oil Insurance Limited	Bermuda
Olefins JV, LP	United States
PD Glycol LP	United States
PO JV, LP	United States
PO Offtake, LP	United States
Poly Pacific Polymers Sdn. Bhd.	Malaysia
Poly Pacific Pty. Ltd.	Australia
PolyMirae Co., Ltd.	Korea, Republic Of
POSM II Limited Partnership, L.P.	United States
POSM II Properties Partnership LLC	United States
PTT Chemical PCL	Thailand
Rayong Olefins Co., Ltd.	Thailand
RIGK GmbH Gesellschaft zur Rückführung industrieller and gewerblicher	Germany

Entity Name	Jurisdiction of Formation
Kunstoffverpackungen mbH
San Jacinto Rail Limited	United States
Saudi Ethylene & Polyethylene Company	Saudi Arabia
Saudi Polyolefins Company	Saudi Arabia
Sociedad Espanola De Materiales Plasticos, Semap, S.A.	Spain
Société des Stockages Petroliers du Rhône SA	France
Société du Noir d’Acétylene de l’Aubette SAS	France
Stichting TopCo	Netherlands
Technology JV, LP	United States
TRV Thermische Rückstandsverwertung GmbH & Co. KG	Germany
TRV Thermische Rückstandsverwertung Verwaltungs-GmbH	Germany